EXHIBIT 2

POWER OF ATTORNEY

By signing below, I hereby constitute and appoint Mr. Maurice Lévy and Mr. Jean-Michel Etienne or any of them, my true and lawful attorneys and agents to do any and all acts and things, to execute any and all instruments in my name and behalf in my capacities as member of the Management Board or member of the Supervisory Board and/or officer of Publicis Groupe S.A., a société anonyme organized under the laws of France (the “Company”), which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the U.S. Securities and Exchange Act of 1933, as amended, and any rules, regulations or requirements of the U.S. Securities and Exchange Commission in respect thereof, in connection with any registration statements (including without limitation Registrations Statements on Form S-8, Form F-6, or such other form as may be appropriate) for the purposes of amending any such registration statements in connection with any amendments necessary or appropriate in connection with any actions related to the Company’s intention to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended, and its intention to withdraw its American Depositary Receipts from listing on the New York Stock Exchange, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as member of the Management Board or Supervisory Board, and/or officer of the Company (individually or on behalf of the Company), such registration statements and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of September 17, 2007.

/s/ Michel Cicurel

Name: Michel Cicurel